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Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2003, except for Note 12, as to which the date is March 21, 2003, relating to the financial statements, which appear in Silicon Image, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 20, 2003

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  Exhibit 23.02
CONSENT OF INDEPENDENT ACCOUNTANTS